EXHIBIT 99.1

BBCN Bancorp Appoints Cha Yong Park to Newly Created Position of Senior EVP and Chief Retail Banking Officer

LOS ANGELES, Dec. 13, 2013 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN) today announced the appointment of Cha Yong Park to the newly created position of Senior Executive Vice President and Chief Retail Banking Officer of its wholly owned subsidiary BBCN Bank, effective January 2, 2014.

"We are very pleased to have attracted an experienced banker of the caliber of Cha Park to our organization," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "We believe Ms. Park represents the most highly accomplished Korean-American banking professional working at mainstream financial institutions and expect her impressive track record of more than 32 years of experience with large, mainstream banks will be a considerable asset to BBCN. Ms. Park's extensive experience in retail banking, premier banking, investments and brokerage services complements our executive leadership team, and we look forward to her contributions as we continue to strengthen BBCN's leadership as the premier Korean-American bank in the nation."

Cha Yong Park, 56, currently serves as Senior Area Manager at HSBC Bank USA, N.A. and HSBC Securities (USA) Inc., overseeing both traditional banking and brokerage operations, as well as mortgage sales, for HSBC's Southern California network. She began her banking career in 1981 with Bank of America where she served 27 years in various positions of increasing responsibilities. From May 2006 through February 2008, Ms. Park was the Regional Premier Executive for Los Angeles, Ventura and Santa Barbara counties, responsible for driving organic revenue and balance growth in the core business areas of deposit, residential and commercial lending and investments. From October 1997 through April 2006, she served as Market Manager leading multiple Premier Banking & Investments teams in Southern California. Prior to this, she held several Branch Manager positions in various Korean-American communities and spearheaded Bank of America's Small Business Investment Program Task Force. Ms. Park earned her B.A. degree in business economics from the University of California, Los Angeles. She has also completed the Graduate School of Retail Bank Management at the University of Virginia, the Advanced Leadership Program at Stanford University and the HSBC Risk Management Program in Hong Kong. Ms. Park is a Certified Financial Planner.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.3 billion in assets as of September 30, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com